Morgan Stanley Institutional Fund Trust - Limited
Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Wells Fargo & Co. 2.150% due
1/15/2019
Purchase/Trade Date:	  10/21/2013
Offering Price of Shares: $99.781
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $360,000
Percentage of Offering Purchased by Fund: 0.024
Percentage of Fund's Total Assets: 0.29
Brokers:  Wells Fargo Securities, LLC, Citigroup Global
Markets Inc., Credit Suisse Securities (USA) LLC,
Goldman, Sachs & Co., JP Morgan Securities LLC,
Morgan Stanley & Co. LLC, Apto Partners, LLC, Banca
IMI S.p.A., Barclays Capital Inc., BBVA Securities Inc.,
Blaylock Robert Van, LLC, Deutsche Bank Securities Inc.,
Drexel Hamilton, LLC, HSBC Securities (USA) Inc., ING
Financial Markets LLC, Lebenthal & Co., LLC, Lloyds
Securities Inc., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Natixis Securities Americas LLC, RBS
Securities Inc., Santander Investment Securities Inc., UBS
Securities LLC
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 ABN AMRO Bank N.V. 2.500%
due 10/30/2018
Purchase/Trade Date:	  10/23/2013
Offering Price of Shares: $99.841
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $630,000
Percentage of Offering Purchased by Fund: 0.063
Percentage of Fund's Total Assets: 0.51
Brokers:  Barclays Capital Inc., Citigroup Global Markets
Inc., Goldman, Sachs & Co., HSBS Securities (USA) Inc.
and Morgan Stanley & Co. LLC, ABN AMRO Bank N.V.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Altera Corporation 2.500% due
11/15/2018
Purchase/Trade Date:	  10/29/2013
Offering Price of Shares: $99.469
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.050
Percentage of Fund's Total Assets: 0.24
Brokers:  BofA Merrill Lynch, Morgan Stanley, Citigroup,
JP Morgan, The Williams Capital Group, L.P., US
Bancorp, Scotiabank
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Volkswagen International Finance
NV 1.125% due 11/18/2016
Purchase/Trade Date:	  11/13/2013
Offering Price of Shares: $99.956
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $740,000
Percentage of Offering Purchased by Fund: 0.148
Percentage of Fund's Total Assets: 0.60
Brokers:  Deutsche Bank Securities, Morgan Stanley, RBC
Capital Markets
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.




Securities Purchased:	 Thomson Reuters Corp. 1.300% due
2/23/2017
Purchase/Trade Date:	  11/14/2013
Offering Price of Shares: $99.528
Total Amount of Offering: $550,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.059
Percentage of Fund's Total Assets: 0.26
Brokers:  Barclays, BofA Merrill Lynch, Goldman, Sachs
& Co., JP Morgan, Deutsche Bank Securities, Morgan
Stanley, RBS, BMO Capital Markets, Citigroup, HSBC,
RBC Capital Markets, Standard Chartered Bank, TD
Securities, Wells Fargo Securities
Purchased from: Barclays
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Lloyds TSB Bank PLC 2.300% due
11/27/2018
Purchase/Trade Date:	  11/20/2013
Offering Price of Shares: $99.840
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.040
Percentage of Fund's Total Assets: 0.32
Brokers:  Goldman, Sachs & Co., JP Morgan, Lloyds
Securities, Morgan Stanley, UBS Investment Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Hilton USA Trust 2013-HLT
1.169% due 11/5/2030
Purchase/Trade Date:	  11/22/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $393,000,000
Amount Purchased by Fund: $170,000
Percentage of Offering Purchased by Fund: 0.043
Percentage of Fund's Total Assets: 0.14
Brokers:  JP Morgan, Deutsche Bank Securities, BofA
Merrill Lynch, Goldman, Sachs & Co., Morgan Stanley
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Thermo Fisher Scientific Inc.
2.400% due 2/1/2019
Purchase/Trade Date:	  12/4/2013
Offering Price of Shares: $99.796
Total Amount of Offering: $900,000,000
Amount Purchased by Fund: $580,000
Percentage of Offering Purchased by Fund: 0.064
Percentage of Fund's Total Assets: 0.47
Brokers:  Barclays, JP Morgan, RBS, BofA Merrill Lynch,
Credit Suisse, HSBC, Morgan Stanley, SMBC Nikko,
Banca IMI, BNP Paribas, BNY Mellon Capital Markets,
LLC, Citigroup, KeyBanc Capital Markets, Mitsubishi UFJ
Securities, Mizuho Securities, Scotiabank, US Bancorp
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 John Deere Capital Corp. 1.950%
due 12/13/2018
Purchase/Trade Date:	 12/10/2013
Offering Price of Shares: $99.787
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $510,000
Percentage of Offering Purchased by Fund: 0.068
Percentage of Fund's Total Assets: 0.41
Brokers:  Citigroup Global Markets Inc., Goldman, Sachs
& Co., Mitsubishi UFJ Securities (USA), Inc., BBVA
Securities Inc., Morgan Stanley & Co.; LLC, US Bancorp
Investments, Inc.
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Icahn Enterprices L.P. 4.875% due
3/15/2019
Purchase/Trade Date:	  1/8/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $1,275,000,000
Amount Purchased by Fund: $375,000
Percentage of Offering Purchased by Fund: 0.029
Percentage of Fund's Total Assets: 0.30
Brokers: Citigroup, Credit Suisse, Morgan Stanley,
Jefferies, UBS Investment Bank
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Verizon Communications Inc.
2.550% due 6/17/2019
Purchase/Trade Date:	  3/10/2014
Offering Price of Shares: $99.880
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $1,250,000
Percentage of Offering Purchased by Fund: 0.250
Percentage of Fund's Total Assets: 1.01
Brokers:  Citigroup, Mitsubishi UFJ Securities, RBC
Capital Markets, Wells Fargo Securities, Goldman, Sachs
& Co., UBS Investment Bank, Barclays, BofA Merrill
Lynch, JP Morgan, Morgan Stanley, BNY Mellon Capital
Markets, LLC, C.L. King & Associates, Mischler Financial
Group, Inc., PNC Capital Markets LLC, Ramirez & Co.,
Inc., SMBC Nikko, The Williams Capital Group, L.P., US
Bancorp
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Enlink Midstream Partners LP
2.700% due 4/1/2019
Purchase/Trade Date:	  3/12/2014
Offering Price of Shares: $99.850
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund: 0.131
Percentage of Fund's Total Assets: 0.42
Brokers:  BofA Merrill Lynch, RBC Capital Markets,
Citigroup, BBVA, BMO Capital Markets, Comerica
Securities, JP Morgan, Mitsubishi UFJ Securities, RBS, US
Bancorp, Wells Fargo Securities, Barclays, Morgan
Stanley, Credit Suisse, Deutsche Bank Securities,
Goldman, Sachs & Co., UBS Investment Bank, PNC
Capital Markets LLC, Credit Agricole CIB, Regions
Securities LLC, Fifth Third Securities, Scotiabank,
Huntington Investment Company, SMBC Nikko, Raymond
James, SunTrust Robinson Humphrey
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Mastercard Inc. 2.000% due
4/1/2019
Purchase/Trade Date:	  3/26/2014
Offering Price of Shares: $99.617
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $625,000
Percentage of Offering Purchased by Fund: 0.125
Percentage of Fund's Total Assets: 0.50
Brokers:  Citigroup, BofA Merrill Lynch, Goldman, Sachs
& Co., US Bancorp, Barclays, Deutsche Bank Securities,
Lloyds Securities, RBS, BMO Capital Markets, Mitsubishi
UFJ Securities, Morgan Stanley, PNC Capital Markets
LLC, Wells Fargo Securities, Apto Partners LLC,
CastleOak Securities, L.P., C.L. King & Associates, Drexel
Hamilton, Guzman& Company, Kota Global Securities,
Lebenthal Capital Markets, Mischler Financial Group, Inc.,
Siebert Capital Markets, The Williams Capital Group, L.P.
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.